                                                            [LETTERHEAD]



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As Independent certified public accountants, we hereby consent to the use of our report dated April 24, 1995 on the financial statements of 4Front Software International, Inc. and Subsidiaries, and to the reference made to our firm under the caption "Experts" included in or made part of the Registration Statement.



                                             /s/ AJ. Robbins, P.C.
                                             AJ. ROBBINS, P.C.
                                             CERTIFIED PUBLIC ACCOUNTANTS
                                             AND CONSULTANTS


Denver, Colorado
January 6, 1998